Exhibit 99

Dollar General Corporation Reports Record Second Quarter Sales and Earnings

  Second Quarter Same-Store Sales Increased 5.1%
  Gross Margin Expanded 101 Basis Points to 32.2%
  Operating Profit Increased 29% to $301 million
  Adjusted EBITDA Increased 20% to $367 million
  Adjusted Net Income Increased 55% to $145 million, or $0.42 per diluted share
  Net Income Increased 51% to $141 million, or $0.41 per diluted share
  Company Raises 2010 Financial Outlook

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--August 31, 2010--Dollar General Corporation (NYSE: DG) today reported financial results for its fiscal 2010 second quarter (13 weeks) ended July 30, 2010. Net income was $141.2 million, or diluted earnings per share (“EPS”) of $0.41. Excluding a net loss of $6.4 million ($3.9 million after income taxes) relating to the early repayment of certain long-term obligations, net income for the 2010 second quarter was $145.1 million, or diluted EPS of $0.42, compared to net income of $93.6 million, or diluted EPS of $0.29, in the second quarter (13 weeks) of fiscal 2009.

“Our outstanding results for the second quarter build on our track record of success over the last ten quarters,” said Rick Dreiling, chairman and chief executive officer. “The combination of the right strategies, good execution and superior margin performance enabled us to effectively manage through a volatile quarter. During the second quarter, we saw same-store sales accelerate in the last month, and I am encouraged with sales so far in the third quarter.”

“Fiscal 2010 is on track to be another great year for Dollar General, reflecting our disciplined execution and ability to deliver excellent performance and positioning us for continued growth in the future,” said Dreiling.

Second Quarter 2010 Financial Results

Sales increased 10.8 percent to $3.21 billion in the 2010 second quarter compared to $2.90 billion in the 2009 second quarter. Same-store sales increased 5.1 percent in the 2010 quarter and 8.6 percent in the 2009 quarter, with customer traffic and average transaction amounts contributing to the same-store sales increases in both periods.

The 2010 gross profit rate increased by 101 basis points to 32.2 percent of sales from 31.2 percent of sales in the 2009 period. The gross profit rate increase was primarily due to higher net markups, partially offset by increased markdowns and higher transportation costs. Higher markups were impacted by increased sales volumes and improved sourcing capabilities which have contributed to the Company’s ability to reduce product costs. Transportation expenses increased primarily due to the impact of higher average fuel costs in the quarter.

Selling, general and administrative expenses (“SG&A”) were $735.2 million, or 22.9 percent of sales, in the 2010 second quarter compared to $672.8 million, or 23.2 percent of sales, in the 2009 second quarter, a decrease of 32 basis points, primarily attributable to leverage attained from higher net sales. Decreases in estimated employee incentive compensation and charges for asset impairment, in addition to continued savings from the Company’s recycling efforts, contributed to the improvement in SG&A as a percentage of sales. Fees related to increased usage of debit cards partially offset these expense reductions.

Second quarter 2010 operating profit increased by 29 percent to $300.8 million, or 9.4 percent of sales, compared to $233.2 million, or 8.0 percent of sales, in the 2009 second quarter.

Interest expense decreased significantly to $69.3 million in the 2010 second quarter from $89.9 million in the 2009 second quarter due to lower average outstanding borrowings resulting from the Company’s repurchases of long-term obligations.

The effective income tax rate for the 2010 quarter was 37.2 percent compared to a rate of 35.8 percent for the 2009 quarter.

26-Week Period Results

For the 26-week year-to-date period, total sales increased 11.3 percent, including a 5.9 percent increase in same-store sales. The gross profit rate increased 118 basis points to 32.2 percent of sales. SG&A, as a percentage of sales, for the 26-week period were 22.8 percent compared to 22.9 percent in the comparable 2009 period. Excluding expenses totaling $15.0 million relating to a secondary offering of the Company’s common stock in the 2010 first quarter by certain existing shareholders (the “secondary offering”), SG&A for the period decreased by 34 basis points, primarily due to leverage resulting from increased sales. Other factors favorably impacting SG&A, as a percentage of sales, during the 26-week period include decreases in estimated employee incentive compensation and charges for asset impairment and continued savings from the Company’s recycling efforts, partially offset by higher store labor expense, primarily resulting from increased minimum wage rates, and higher fees resulting from customers’ increased usage of debit cards.

For the 26-week 2010 period, the Company’s operating profit rate was 9.4 percent of sales, or 9.6 percent excluding expenses relating to the secondary offering, compared to 8.1 percent for the comparable 2009 period.

The Company reported net income of $277.2 million in the 2010 26-week period, an increase of $100.6 million, or 57 percent, over the 2009 period. Diluted earnings per share were $0.80 in the 2010 period compared to $0.55 in the 2009 period. Excluding expenses as discussed above totaling $15.0 million ($9.4 million, net of income taxes) relating to the secondary offering and the net loss on debt retirements of $6.4 million ($3.9 million, net of income taxes), net income for the 2010 26-week period was $290.5 million, or $0.84 per share.

Merchandise Inventories

As of July 30, 2010, total merchandise inventories, at cost, were $1.74 billion compared to $1.55 billion as of July 31, 2009, an increase of 12 percent, or five percent on a per-store basis. Inventory turns, based on the most recent four quarters, improved to 5.2 times in 2010 compared to 5.1 times in the comparable prior year period.

Long-Term Obligations

As of July 30, 2010, outstanding long-term obligations, including the current portion, were $3.35 billion, a decrease of $785 million, or 19 percent, from the prior year.

Capital Expenditures

Total additions to property and equipment in the 2010 year-to-date period were $163 million. Additions included $54 million relating to new store openings, $59 million for improvements and upgrades to existing stores, $29 million for remodels and relocations of existing stores, $11 million for systems-related capital projects and $10 million for distribution and transportation improvements. Year-to-date, the Company opened 315 new stores and relocated or remodeled 301 stores.

2010 Financial Outlook

The Company remains committed to continuing its focus on productive sales growth, increasing gross margins, leveraging process improvements and information technology to reduce costs and strengthening and expanding Dollar General's culture of serving others. The state of the macroeconomic environment, including sustained rates of high unemployment, continues to pressure the consumer in general. Dollar General is closely monitoring how consumers respond to both the economic and the competitive climate. The Company has increased its expectation for fiscal 2010 adjusted diluted earnings per share to a range of $1.68 to $1.74, based on 345 million weighted average diluted shares and a full year 2010 tax rate of approximately 38 percent. Previous guidance was for adjusted earnings of $1.62 to $1.69 per diluted share. The Company now expects total sales for the 2010 fiscal year to increase 8.5 percent to 10.5 percent, including an increase in same-store sales of four to six percent. Adjusted operating profit is expected to increase 20 to 23 percent over full year 2009. The calculations of adjusted operating profit and adjusted diluted earnings per share exclude costs related to common stock offerings and the net loss on early retirement of long-term obligations, as applicable.

The Company plans to open approximately 600 new stores and to remodel or relocate a total of approximately 500 stores in 2010. Capital expenditures for the fiscal year are currently expected to be approximately $350 million.

Conference Call Information

The Company will hold a conference call on Tuesday, August 31, 2010, at 9:00 a.m. CDT/10:00 a.m. EDT, hosted by Rick Dreiling, chairman and chief executive officer, and David Tehle, chief financial officer. If you wish to participate, please call (866) 710-0179 at least 10 minutes before the conference call is scheduled to begin. The pass code for the conference call is “Dollar General.” In addition, the call will be available online at www.dollargeneral.com under “Investor Information, Conference Calls and Investor Events.” A replay of the conference call will be available through Tuesday, September 14, 2010, and will be accessible online or by calling (334) 323-7226. The pass code for the replay is 21371900.

Forward-Looking Statements

This press release contains forward-looking information, such as the information in the section entitled “2010 Financial Outlook.” The words “believe,” “anticipate,” “project,” “plan,” “schedule,” “expect,” “estimate,” “objective,” “forecast,” “intend,” “on track,” “committed,” “will likely result,” or “will continue” and similar expressions generally identify forward-looking statements. These matters involve risks, uncertainties and other factors that may cause the actual performance of the Company to differ materially from that expressed or implied by these forward-looking statements. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Factors that may result in actual results differing materially from such forward-looking information include, but are not limited to:

  failure to successfully execute the Company’s growth strategy, including delays in store growth, difficulties executing sales and operating profit margin initiatives and inventory shrinkage reduction;
  the failure of the Company’s new store base to achieve sales and operating levels consistent with the Company’s expectations;
  risks and challenges in connection with sourcing merchandise from domestic and foreign vendors, as well as trade restrictions;
  the Company’s level of success in gaining and maintaining broad market acceptance of its private brands and in achieving its other initiatives;
  unfavorable publicity or consumer perception of the Company’s products;
  the Company’s debt levels and restrictions in its debt agreements;
  economic conditions, including their effect on the financial and capital markets, the Company’s suppliers and business partners, employment levels, consumer demand, disposable income, credit availability and spending patterns, inflation and the cost of goods;
  increases in commodity prices (including, without limitation, cotton, resin, oil and paper);
  levels of inventory shrinkage;
  seasonality of the Company’s business;
  increases in costs of fuel or other energy, transportation or utilities costs and in the costs of labor, employment and health care;
  the impact of changes in or noncompliance with governmental laws and regulations (including, but not limited to, product safety, healthcare and unionization) and developments in and outcomes of legal proceedings, investigations or audits;
  disruptions in the Company’s supply chain including, without limitation, a decrease in transportation capacity for overseas shipments or work stoppages or other labor disruptions that could impede the receipt of merchandise;
  damage or interruption to the Company’s information systems;
  changes in the competitive environment in the Company’s industry and the markets where the Company operates;
  natural disasters, unusually adverse weather conditions, pandemic outbreaks, boycotts, war and geo-political events;
  the incurrence of material uninsured losses, excessive insurance costs or accident costs;
  the Company’s failure to protect its brand name;
  the Company’s loss of key personnel or the Company’s inability to hire additional qualified personnel;
  interest rate and currency exchange fluctuations;
  the Company’s failure to maintain effective internal controls;
  changes to income tax expense due to changes in or interpretation of tax laws, or as a result of federal or state income tax examinations;
  changes to or new accounting guidance, such as changes to lease accounting guidance or a requirement to convert to international financial reporting standards;
  the factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010; and any quarterly reports on Form 10-Q filed subsequently to the Form 10-K; and
  such other factors as may be discussed or identified in this press release.

Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

Non-GAAP Disclosure

Certain financial information provided in this press release and the accompanying tables has not been derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are provided in the accompanying schedules. Non-GAAP information should not be considered a substitute for any information derived or calculated in accordance with GAAP.

The Company believes that providing comparisons to operating profit, net income, diluted earnings per share and SG&A, adjusted for the items shown in the accompanying reconciliations, provides useful information to the reader in assessing the Company’s operating performance. The Company believes that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information about the calculation of the senior secured incurrence test, a material financial ratio in the Company’s credit agreements. Adjusted EBITDA is a material component of that ratio.

The non-GAAP measures discussed above are not measures of financial performance or condition, liquidity or profitability in accordance with GAAP, and should not be considered as alternatives to net income, operating income, cash flows from operations or any other performance measures determined in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, debt service requirements and replacement of fixed assets. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s financial results as reported under GAAP.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for more than 70 years. Dollar General helps shoppers Save time. Save money. Every day!(R) by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at low everyday prices in convenient neighborhood locations. With 9,113 stores in 35 states as of July 30, 2010, Dollar General has more retail locations than any retailer in America. In addition to high quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Procter & Gamble, Kimberly-Clark, Unilever, Kellogg's, General Mills, Nabisco, Hanes, PepsiCo and Coca-Cola. Learn more about Dollar General at www.dollargeneral.com.

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	July 30,	July 31,	January 29,
	2010	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$281,421	$515,375	$222,076
Merchandise inventories	1,738,439	1,552,586	1,519,578
Income taxes receivable	-	5,450	7,543
Prepaid expenses and other current assets	114,824	72,368	96,252
Total current assets	2,134,684	2,145,779	1,845,449
Net property and equipment	1,377,630	1,273,452	1,328,386
Goodwill	4,338,589	4,338,589	4,338,589
Intangible assets, net	1,268,990	1,303,196	1,284,283
Other assets, net	59,581	78,928	66,812
Total assets	$9,179,474	$9,139,944	$8,863,519

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations	$1,595	$26,797	$3,671
Accounts payable	941,742	800,308	830,953
Accrued expenses and other	321,672	304,384	342,290
Income taxes payable	14,864	19,304	4,525
Deferred income taxes	39,287	15,032	25,061
Total current liabilities	1,319,160	1,165,825	1,206,500
Long-term obligations	3,350,807	4,111,023	3,399,715
Deferred income taxes	532,313	550,551	546,172
Other liabilities	279,423	280,726	302,348
Total liabilities	5,481,703	6,108,125	5,454,735

Commitments and contingencies

Redeemable common stock	14,927	15,281	18,486

Shareholders' equity:
Preferred stock	-	-	-
Common stock	298,399	278,217	298,013
Additional paid-in capital	2,933,846	2,494,984	2,923,377
Retained earnings	480,266	279,960	203,075
Accumulated other comprehensive loss	(29,667)	(36,623)	(34,167)
Total shareholders' equity	3,682,844	3,016,538	3,390,298
Total liabilities and shareholders' equity	$9,179,474	$9,139,944	$8,863,519

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	For the Quarter (13 Weeks) Ended
	July 30,	% of Net	July 31,	% of Net
	2010	Sales	2009	Sales
Net sales	$3,214,155	100.00%	$2,901,907	100.00%
Cost of goods sold	2,178,176	67.77	1,995,865	68.78
Gross profit	1,035,979	32.23	906,042	31.22
Selling, general and administrative expenses	735,222	22.87	672,825	23.19
Operating profit	300,757	9.36	233,217	8.04
Interest income	(32)	(0.00)	(15)	(0.00)
Interest expense	69,330	2.16	89,945	3.10
Other (income) expense	6,526	0.20	(2,395)	(0.08)
Income before income taxes	224,933	7.00	145,682	5.02
Income taxes	83,738	2.61	52,092	1.80
Net income	$141,195	4.39%	$93,590	3.23%

Earnings per share:
Basic	$0.41		$0.29
Diluted	$0.41		$0.29
Weighted average shares outstanding:
Basic	341,001		317,943
Diluted	344,746		319,505

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	For the 26 Weeks Ended
	July 30,	% of Net	July 31,	% of Net
	2010	Sales	2009	Sales
Net sales	$6,325,469	100.00%	$5,681,844	100.00%
Cost of goods sold	4,289,734	67.82	3,920,444	69.00
Gross profit	2,035,735	32.18	1,761,400	31.00
Selling, general and administrative expenses	1,444,255	22.83	1,303,314	22.94
Operating profit	591,480	9.35	458,086	8.06
Interest income	(38)	(0.00)	(109)	(0.00)
Interest expense	141,348	2.23	179,180	3.15
Other (income) expense	6,671	0.11	(728)	(0.01)
Income before income taxes	443,499	7.01	279,743	4.92
Income taxes	166,308	2.63	103,147	1.82
Net income	$277,191	4.38%	$176,596	3.11%

Earnings per share:
Basic	$0.81		$0.56
Diluted	$0.80		$0.55
Weighted average shares outstanding:
Basic	340,910		317,907
Diluted	344,572		318,902

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the 26 Weeks Ended
	July 30, 2010	July 31, 2009
Cash flows from operating activities:
Net income	$277,191	$176,596
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126,156	131,068
Deferred income taxes	(4,860)	12,568
Tax benefit of stock options	(5,387)	(262)
Non-cash share-based compensation	8,366	6,106
Loss on debt retirement, net	6,387	-
Other non-cash gains and losses	6,466	8,141
Change in operating assets and liabilities:
Merchandise inventories	(219,589)	(136,262)
Prepaid expenses and other current assets	(15,822)	(4,109)
Accounts payable	113,976	113,978
Accrued expenses and other	(40,259)	(75,314)
Income taxes	23,269	12,635
Other	(1,011)	(1,280)
Net cash provided by operating activities	274,883	243,865

Cash flows from investing activities:
Purchases of property and equipment	(163,058)	(107,305)
Proceeds from sale of property and equipment	544	322
Net cash used in investing activities	(162,514)	(106,983)

Cash flows from financing activities:
Issuance of common stock	401	2,018
Issuance of long-term obligations	-	1,080
Repayments of long-term obligations	(58,137)	(1,535)
Repurchases of equity	(725)	(1,327)
Proceeds from exercise of stock options	50	-
Tax benefit of stock options	5,387	262
Net cash provided by (used in) financing activities	(53,024)	498

Net increase in cash and cash equivalents	59,345	137,380
Cash and cash equivalents, beginning of period	222,076	377,995
Cash and cash equivalents, end of period	$281,421	$515,375

Supplemental cash flow information:
Cash paid for:
Interest	$133,443	$168,681
Income taxes	$167,365	$103,692

Supplemental schedule of non-cash investing and financing activities:
Purchases of property and equipment awaiting processing for payment, included in Accounts payable	$27,206	$15,383

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Selected Additional Information
(Unaudited)

Sales by Category (in thousands)

	For the Quarter (13 Weeks) Ended
	July 30, 2010	July 31, 2009	% Change
Consumables	$2,297,374	$2,053,196	11.9%
Seasonal	471,185	423,297	11.3%
Home products	222,459	212,194	4.8%
Apparel	223,137	213,220	4.7%
Net sales	$3,214,155	$2,901,907	10.8%

	For the 26 Weeks Ended
	July 30, 2010	July 31, 2009	% Change
Consumables	$4,528,874	$4,049,005	11.9%
Seasonal	901,236	779,749	15.6%
Home products	447,326	429,077	4.3%
Apparel	448,033	424,013	5.7%
Net sales	$6,325,469	$5,681,844	11.3%

New Store Activity

		For the 26 Weeks Ended
		July 30, 2010	July 31, 2009

Beginning store count		8,828	8,362
New store openings		315	225
Store closings		(30)	(10)
Net new stores		285	215
Ending store count		9,113	8,577
Total selling square footage (000's)		64,923	60,431

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share amounts)

	For the Quarter (13 Weeks) Ended
	July 30,	% of Net	July 31,	% of Net	Increase
	2010	Sales	2009	Sales	$	%
Net sales	$3,214.2		$2,901.9		$312.3	10.8%

Net income	$141.2	4.39%	$93.6	3.23%	$47.6	50.9%
Repurchase of long-term obligations	6.4		-
Total adjustments	6.4		-
Income tax effect of adjustments	(2.5)		-
Net adjustments	3.9	0.12%	-	-
Adjusted net income	$145.1	4.51%	$93.6	3.23%	$51.5	55.0%

Diluted earnings per share:
As reported	$0.41		$0.29		$0.12	41.4%
Adjusted	$0.42		$0.29		$0.13	44.8%
Impact of net adjustments	$0.01		$-
Weighted average diluted shares outstanding	344.7		319.5

	For the 26 Weeks Ended
	July 30,	% of Net	July 31,	% of Net	Increase
	2010	Sales	2009	Sales	$	%
Net sales	$6,325.5		$5,681.8		$643.7	11.3%

Selling, general and administrative ("SG&A")	$1,444.3	22.83%	$1,303.3	22.94%	$141.0	10.8%
Secondary offering expenses	(0.7)		-
Acceleration of equity-based compensation	(14.3)		-
Adjusted SG&A	$1,429.3	22.60%	$1,303.3	22.94%	$126.0	9.7%

Operating profit	$591.5	9.35%	$458.1	8.06%	$133.4	29.1%
Secondary offering expenses	0.7		-
Acceleration of equity-based compensation	14.3		-
Adjusted operating profit	$606.5	9.59%	$458.1	8.06%	$148.4	32.4%

Net income	$277.2	4.38%	$176.6	3.11%	$100.6	57.0%
Secondary offering expenses	0.7		-
Acceleration of equity-based compensation	14.3		-
Repurchase of long-term obligations	6.4		-
Total adjustments	21.4		-
Income tax effect of adjustments	(8.1)		-
Net adjustments	13.3	0.21%	-	-
Adjusted net income	$290.5	4.59%	$176.6	3.11%	$113.9	64.5%

Diluted earnings per share:
As reported	$0.80		$0.55		$0.25	45.5%
Adjusted	$0.84		$0.55		$0.29	52.7%
Impact of net adjustments	$0.04		$-
Weighted average diluted shares outstanding	344.6		318.9

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Continued)

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	For the Quarter		For the		For the Four Quarters
	(13 Weeks) Ended		26 Weeks Ended		(52 Weeks) Ended
	July 30,	July 31,	July 30,	July 31,	July 30,	July 31,
(In millions)	2010	2009	2010	2009	2010	2009

Net income	$141.2	$93.6	$277.2	$176.6	$440.0	$251.2
Add (subtract):
Interest income	-	-	-	(0.1)	-	(1.0)
Interest expense	69.3	89.9	141.3	179.1	307.8	370.7
Depreciation and amortization	59.8	61.7	119.9	122.9	238.7	242.3
Income taxes	83.7	52.1	166.3	103.2	275.8	167.9
EBITDA	354.0	297.3	704.7	581.7	1,262.3	1,031.1

Adjustments:
(Gain) loss on debt retirement, net	6.4	-	6.4	-	61.7	(3.8)
(Gain) loss on hedging instruments	0.1	(2.7)	0.2	(2.0)	2.7	(1.5)
Contingent (gain) loss on distribution center leases	-	-	-	-	-	(5.0)
Impact of markdowns related to inventory clearance activities, net of purchase accounting adjustments	-	(2.1)	-	(5.6)	(1.7)	(30.5)
Hurricane-related expenses and write-offs	-	-	-	-	-	2.2
Advisory and consulting fees to affiliates	-	1.4	0.1	3.0	60.6	6.9
Non-cash share-based awards	3.4	3.2	9.5	6.1	22.1	11.6
Indirect merger-related costs	-	0.8	0.8	5.2	6.2	13.5
Litigation settlement and related costs	-	-	-	-	-	32.0
Other non-cash charges (including LIFO)	3.4	8.3	5.2	8.8	3.0	46.2
Total Adjustments	13.3	8.9	22.2	15.5	154.6	71.6
Adjusted EBITDA	$367.3	$306.2	$726.9	$597.2	$1,416.9	$1,102.7

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Continued)
(Dollars in millions)

Senior Secured Incurrence Test

	July 30,	July 31,
	2010	2009
Senior secured debt	$1,985.4	$2,324.0
Less: cash	281.4	515.4
Senior secured debt, net of cash	$1,704.0	$1,808.6
Adjusted EBITDA	$1,416.9	$1,102.7
Ratio of senior secured debt, net of cash, to Adjusted EBITDA	1.2x	1.6x

Calculation of Ratio of Long-Term Obligations to Adjusted EBITDA

	July 30,	July 31,
	2010	2009
Total long-term obligations	$3,352.4	$4,137.8
Adjusted EBITDA	$1,416.9	$1,102.7
Ratio of long-term obligations to Adjusted EBITDA	2.4x	3.8x

Calculation of Ratio of Long-Term Obligations, net of Cash, to Adjusted EBITDA

	July 30,	July 31,
	2010	2009
Total long-term obligations	$3,352.4	$4,137.8
Less: cash	281.4	515.4
Total long-term obligations, net of cash	$3,071.0	$3,622.4
Adjusted EBITDA	$1,416.9	$1,102.7
Ratio of long-term obligations, net of cash, to Adjusted EBITDA	2.2x	3.3x

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Continued)
(in millions, except per share amounts)

Revised Earnings Guidance

	For the Year (52 Weeks) Ended
	January 28, 2011		January 29, 2010	Forecasted
	Forecast of Range			Percent Increase
	Low End	High End	Actual	Low End	High End

Operating profit	$1,207.0	$1,239.0	$953.3	27%	30%
Sponsor advisory fee termination	-	-	58.8
Acceleration of equity-based compensation	14.3	14.3	9.4
Secondary offering expenses	0.7	0.7	-
Adjusted operating profit	$1,222.0	$1,254.0	$1,021.5	20%	23%

Net income	$566.7	$588.7	$339.4	67%	73%
Sponsor advisory fee termination	-	-	58.8
Acceleration of equity-based compensation	14.3	14.3	9.4
Secondary offering expenses	0.7	0.7	-
Repurchase of long-term obligations, net	6.4	6.4	55.3
Total adjustments	21.4	21.4	123.5
Income tax effect of adjustments	(8.1)	(8.1)	(37.8)
Net adjustments	13.3	13.3	85.7
Adjusted net income	$580.0	$602.0	$425.1	36%	42%

Diluted earnings per share:
As reported	$1.64	$1.71	$1.04	58%	64%
Adjusted	$1.68	$1.74	$1.31	28%	33%

Weighted average diluted shares outstanding	345.0	345.0	324.8

Previously Issued Earnings Guidance

	For the Year (52 Weeks) Ended
	January 28, 2011		January 29, 2010	Forecasted
	Forecast of Range			Percent Increase
	Low End	High End	Actual	Low End	High End

Operating profit	$1,191.0	$1,227.0	$953.3	25%	29%
Sponsor advisory fee termination	-	-	58.8
Acceleration of equity-based compensation	14.3	14.3	9.4
Secondary offering expenses	0.7	0.7	-
Adjusted operating profit	$1,206.0	$1,242.0	$1,021.5	18%	22%

Net income	$544.6	$570.6	$339.4	60%	68%
Sponsor advisory fee termination	-	-	58.8
Acceleration of equity-based compensation	14.3	14.3	9.4
Secondary offering expenses	0.7	0.7	-
Repurchase of long-term obligations	6.5	6.5	55.3
Total adjustments	21.5	21.5	123.5
Income tax effect of adjustments	(8.1)	(8.1)	(37.8)
Net adjustments	13.4	13.4	85.7
Adjusted net income	$558.0	$584.0	$425.1	31%	37%

Diluted earnings per share:
As reported	$1.58	$1.65	$1.04	52%	59%
Adjusted	$1.62	$1.69	$1.31	24%	29%

Weighted average diluted shares outstanding	345.0	345.0	324.8

CONTACT:
Dollar General Corporation
Investor Contact:
Mary Winn Gordon, 615-855-5536
or
Emma Jo Kauffman, 615-855-5525
or
Media Contact:
Tawn Earnest, 615-855-5209